Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 7th day of November, 2025 by and among PS International Group Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and the purchasers from time to time party hereto (each, a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Registration Rights Agreement, as the same may be amended, modified or supplemented in accordance with the terms hereof.

“Business Day” means any day other than a Saturday, Sunday, public holiday or day on which the SEC is closed or on which the SEC is not accepting, processing or reviewing filings.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Company” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Company Securities” means any securities proposed to be sold by the Company for its own account in a registered public offering.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement, the 90th calendar day after the Filing Deadline (or, in the event of a “full review” by the SEC, the 120th calendar day after the Filing Deadline)

“Event Date” is defined in Section 2(d) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Forms” means registration statements under the Securities Act on Form F-4, or any successors thereto.

“Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 20th calendar day after the later of (i) Closing Date or (ii) Escrow Release Date (or if such day is not a Business Day, the next following Business Day); and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Ordinary Warrants” means, collectively, the Ordinary Share Purchase Warrants delivered to the Purchasers at each Closing in accordance with Section 2.2(b)(v) of the Purchase Agreement.

“Ordinary Warrant Shares” means the Ordinary Shares issuable upon exercise of the Ordinary Warrants.

“Ordinary Shares” means the ordinary shares of the Company, par value $0.0008 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Person” includes any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company and other entity and any government, governmental agency, instrumentality or political subdivision.

“Prefunded Warrants” means, collectively, the pre-funded Ordinary Share Purchase Warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(v) of the Purchase Agreement.

“Prefunded Warrant Shares” means the Ordinary Shares issuable upon exercise of the Prefunded Warrants.

“Purchase Agreement” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Purchaser” has the meaning assigned to it in the introductory paragraph of this Agreement.

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement on other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (i) the Ordinary Shares, (ii) the Warrant Shares, and (iii) any other Ordinary Shares issued or issuable with respect to the Shares or the Warrant Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold pursuant to an effective Registration Statement or Rule 144.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by this Agreement, including (in each case) the prospectus, amendments and supplements to any such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 144” is defined in Section 7 of this Agreement.

“SEC” means the Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Selling Expenses” means all selling commissions, finder’s fees and stock transfer taxes applicable to the Registrable Securities registered by the Holders and all fees and disbursements of counsel for the Holders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” shall have the meaning set forth in the Purchase Agreement.

“Warrants” shall mean the Ordinary Warrants and Prefunded Warrants.

“Warrant Shares” shall mean the Ordinary Shares issuable pursuant to the Warrants upon exercise by the Holders thereof.

2. Registration.

(a) On or prior to each Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Deadline, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders. The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall immediately notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final prospectus with the SEC as required by Rule 424. The Company shall not be deemed in default of the Filing Deadline if the SEC’s electronic filing system is unavailable in a manner that prevents timely filing; the Filing Deadline shall automatically extend for the number of days of such interruption.

(b) Notwithstanding the registration obligations set forth in Section 2(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form F-1 or such other form available to register for resale the Registrable Securities as a secondary offering; with respect to filing on Form F-1 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a. First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and

b. Second, the Company shall reduce Registrable Securities represented by Ordinary Shares and Warrant Shares (applied, in the case that some Ordinary Shares and Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Ordinary Shares and Warrant Shares held by such Holder).

In the event of a cutback hereunder, the Company shall give the Holders at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d) If: (i) the Initial Registration Statement is not filed on or prior to the Filing Deadline (provided, however, that no Event shall be deemed to have occurred under this clause (i) if the Company has provided a draft of the Registration Statement to the lead Purchaser and its counsel at least five (5) Business Days prior to the Filing Deadline and the failure to file is due to the lead Purchaser or its counsel not providing comments or approval within such five (5) Business Day period), or (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within thirty (30) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Deadline, provided that no event shall be deemed to have occurred under this clause (iv) if the Company has timely responded in writing to all comments, if any, made by the SEC in respect of such Registration Statement, in which case the Effectiveness Deadline shall be automatically extended by the number of days of such delay, but in no event by more than 30 calendar days; or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, for more than thirty (30) consecutive calendar days or more than an aggregate of sixty (60) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and the date on which such Event occurs being referred to as an “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate amount paid by such Purchaser pursuant to the Purchase Agreement. The parties agree that the maximum aggregate liquidated damages payable to a Purchaser under this Agreement shall be 6.0% of the aggregate amount paid by such Purchaser pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 8% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. No Event shall be deemed to have occurred, and no liquidated damages shall accrue, for any delay directly caused by the closure, shutdown, or reduced operations of the SEC or EDGAR system, or other governmental force-majeure events.

(e) Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any underwriter without the prior written consent of such Purchaser.

3. [Reserved]

4. Obligations of the Company. If and whenever the Company is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

(a) use commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective on or prior to the Effectiveness Deadline with respect to a registration statement filed pursuant to Section 2 and to remain effective. The Company’s obligation in connection with the Effectiveness Deadline is subject to the SEC’s ability to process and declare the Registration Statement effective; any SEC shutdown or review moratorium shall toll this period.;

(b) use commercially reasonable efforts to prepare and file with the SEC such amendments to such registration statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such registration statement effective, subject to the qualifications in Section 5(a), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders set forth in such registration statement;

(c) furnish to the Holders such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

(d) use all commercially reasonable efforts to make such filings under the securities or blue sky laws of New York to enable the Holders to consummate the sales in such jurisdictions of the Registrable Securities owned by the Holders;

(e) notify the Holders at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in the related registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Holders a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the Holders of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(g) to use commercially reasonable efforts to cause Registrable Securities to be quoted on each trading market and/or in each quotation service on which the Ordinary Shares of the Company are then quoted; and

(h) notify the Holders of any stop order threatened or issued by the SEC and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered.

5. Other Procedures.

(a) Subject to the remaining provisions of this Section 5(a) and the Company’s general obligation to use commercially reasonable efforts under Section 4, the Company shall be required to maintain the effectiveness of a registration statement until the earlier of (i) the sale of all Registrable Securities, or (ii) one year from the Effectiveness Deadline, provided, however, that the Company shall not be required to file any post-effective amendment to any registration statement or file any prospectus under Rule 424(b)(3) of the Securities Act beginning six months from the Effectiveness Deadline unless and until the Company fails to file with the SEC a Form 6-K or Form 20-F within the time required by the rules of the SEC including Rule 12b-25 (or any successor rule). The Company shall have no liability to the Holders for delays in the Holders’ being able to sell the Registrable Securities (i) as long as the Company uses commercially reasonable efforts to file a registration statement, amendments to a registration statement, post-effective amendments to a registration statement or supplements to a prospectus contained in a registration statement (including any amendment or post effective amendments), (ii) where the required financial statements or auditor’s consents are unavailable or (iii) where the Company would be required to disclose information at a time when it has no duty to disclose such information under the Securities Act, the Exchange Act, or the rules and regulations of the SEC.

(b) In consideration of the Company’s obligations under this Agreement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) herein, such Holder shall forthwith discontinue its sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by said Section 4(e) and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c) The Company’s obligation to include a Holder’s Registrable Securities in any registration statement or amendment including a post-effective amendment, shall be subject to such Holder furnishing to the Company in writing such information and documents regarding such Holder and the distribution of such Holder’s Registrable Securities as may reasonably be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 4(d) herein. The Company’s obligations are also subject to the Holder promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation). If the Holder fails to provide all of the information required by this Section 5(c), the Company shall have no obligation to include its Registrable Securities in a registration statement or it may withdraw such Holder’s Registrable Securities from the registration statement without incurring any penalty or otherwise incurring liability to such Holders.

(d) If any such registration or comparable statement refers to a Holder by name or otherwise as a stockholder of the Company, but such reference to the Holder by name or otherwise is not required by the Securities Act, the rules thereunder or the written policy of the SEC Staff, then the Holder shall have the right to request the deletion of the reference to the Holder, as may be applicable.

(e) If the Registrable Securities are eligible for sale under Rule 144, the Holders shall sell the Registrable Securities under Rule 144 rather than the registration statement, and in such event the Company shall have no obligation to register such sale under this Agreement.

6. Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

7. Rule 144. For one year from the date of this Agreement, the Company covenants that it will file the reports required to be filed under the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, in the event that the Company is not required to file such reports, it will make publicly available information as set forth in Rule 144(c)(2) promulgated under the Securities Act), and it will take such further action as the Holders may reasonably request, or to the extent required from time to time to enable the Holders to sell their Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (collectively, “Rule 144”). Upon request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

8. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

10. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

12. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

13. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

14. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

16. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

17. Force Majeure. The Company shall be excused from any delay in performance or for non-performance of any of the terms and conditions of this Agreement caused by any circumstances beyond its control, including, but not limited to, any Act of God, fire, flood, or government regulation, partial or complete shutdown of the SEC or interruption of its filing or review functions, direction or request, or accident, interruption of telecommunications facilities, pandemic, labor dispute, unavoidable breakdown, civil unrest or disruption to the extent that any such circumstances affect the Company’s ability to perform its obligations under this Agreement or the ability of the SEC to perform its responsibilities under the Securities Act.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

THE COMPANY:

PS International Group Ltd.

By:

HOLDER:

Signature

Printed Name of Purchaser

Title of Authorized Signatory if Purchaser is a corporation or other entity